UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2015

COGNEX CORPORATION
(Exact name of registrant as specified in charter)

Massachusetts	001-34218	04-2713778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Vision Drive Natick, Massachusetts 01760-2059
(Address, including zip code, of principal executive offices)

(508) 650-3000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 12, 2015, Cognex Corporation (the “Company”) issued a news release to report its financial results for the quarter and year ended December 31, 2014.  The release is furnished as Exhibit 99.1 hereto.  The information in Item 2.02 of this Current Report on Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Board of Directors of the Company held on February 7, 2015, Robert J. Shillman, Founder, Chairman and Chief Culture Officer of the Company, indicated his desire to stand for re-election by the shareholders of the Company generally on an annual basis. To facilitate Dr. Shillman standing for re-election at the Company’s 2015 Annual Meeting of Shareholders (the “Annual Meeting”), and given that the Company has a classified Board of Directors, Dr. Shillman resigned his seat with a two-year remaining term and Patrick A. Alias, another current Director of the Company, resigned his seat with a term ending at the Annual Meeting. Immediately following such resignations, the Board of Directors elected Mr. Alias to fill Dr. Shillman’s vacant seat and Dr. Shillman to fill Mr. Alias’s vacant seat, such that Dr. Shillman will stand for re-election at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.              Description

99.1                          News release, dated February 12, 2015, by Cognex Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNEX CORPORATION

Dated:	February 12, 2015	By: /s/ Richard A. Morin
Richard A. Morin
Executive Vice President of Finance and Administration
and Chief Financial Officer